UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2020

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

4120 Boardman-Canfield Road Canfield, Ohio 44406
(Address of Principal Executive Offices)

(330) 533-1914
(Registrant’s Telephone Number, Including Area Code)
CANFIELD MEDICAL SUPPLY, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27 2020 (the “Effective Date”), Splash Beverage Group, Inc. (formerly known as Canfield Medical Supply, Inc.” and referred to herein as the “Company”) executed a Subscription Agreement with one accredited investor (the “Subscription Agreement”). Pursuant to the Subscription Agreement the Company received gross proceeds of $500,000 and issued the investor 454,000 shares of the Company’s common stock and warrant (the “Warrant”) to purchase 227,273 shares of Effective Date. If after six months from the Effective Date there is no effective registration statement registering the shares of common stock issuable upon exercise of the Warrant the warrant may be exercised on a cashless basis as set forth in the Warrant.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

The foregoing descriptions of the Subscription Agreement and Warrant are qualified by reference to the full text of such documents which are filed as exhibits to this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement (incorporated by reference to the current Report on Form 8-K filed on August 18, 2020)
10.2	Form of Warrant (incorporated by reference to the current Report on Form 8-K filed on August 18, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2020

SPLASH BEVERAGE GROUP, INC.

/s/ Dean Huge
Dean Huge Chief Financial Officer

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